UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

USMD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-2866866
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6333 North State Highway 161, Suite 200 Irving, Texas	75038
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value	The NASDAQ Stock Market LLC
$0.01 per share

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this Form relates: 333-171386

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Common Stock required by this Item is contained under the caption “Description of Holdings Capital Stock” contained the Registrant’s Registration Statement (No. 333-171386) on Form S-4, as amended, and is incorporated herein by reference

Item 2.	Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

USMD HOLDINGS, INC.

Date: August 27, 2012	By:	/s/ Greg Cardenas
	Name:	Greg Cardenas
	Title:	Secretary and General Counsel